UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2009 (September 17, 2009)

GEORGIA GULF CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Perimeter Center Place, Suite 460, Atlanta, GA		30346
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2009, the stockholders of the Company approved the Georgia Gulf Corporation 2009 Equity and Performance Incentive Plan (the “Plan”). The following brief description of the terms of the Plan is qualified in its entirety by reference to the text of the Plan, which is incorporated herein by reference.

Under the Plan, a committee designated by the Board consisting solely of not less than two non-employee directors (the “Committee”) is authorized to make awards under the Plan. The Board has designated the Compensation Committee as the Committee. Officers, employees or consultants of Georgia Gulf or any subsidiary and non-employee directors of Georgia Gulf may be selected by the Committee to receive benefits under the Plan at any time prior to 2019.

The Committee has the authority under the Plan to delegate such administrative duties or powers as it may deem advisable under the Plan to one or more of its members or to one or more of the Company’s officers, or to one or more agents and advisors. Awards intended to qualify under Section 162(m) of the Internal Revenue Code and determinations in connection with those awards must be made only by a committee of the Board consisting solely of not less than two outside directors within the meaning of such section. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under the Plan; (ii) determine the size of any such awards; provided, however, that (A) the Committee shall not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, director, or more than 10% beneficial owner of our common stock; (B) the resolution providing for such authorization sets forth the total number of shares of common stock such officer(s) may grant; and (C) the officer(s) shall report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

The Plan may be amended from time to time by the Board, provided that if an amendment to the Plan (i) would materially increase the benefits accruing to participants under the Plan, (ii) would materially increase the number of securities that may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the stockholders in order to comply with applicable law or the rules of any national securities exchange upon which the shares of common stock are traded or quoted, the amendment will not be effective until such stockholder approval has been obtained.

The Plan authorizes the Board to provide equity-based compensation in the form of (1) stock options, which entitle the holder to purchase shares of common stock at a price equal to or greater than the market value of the shares on the date of grant, (2) appreciation rights, including both tandem appreciation rights (the right to receive up to 100% of the spread between the option price and the current value of the shares of common stock underlying the option) and free-standing appreciation rights (the right to receive up to 100% of the spread between the base price and the current value of a share of common stock at the time of exercise), (3) restricted shares of common stock, (4) restricted share units and (5) performance shares, which are the equivalent of one share of common stock, and performance units, which are the equivalent of $1.00 or such other value as determined by the Committee. Each of the awards is evidenced by an award document setting forth the terms and conditions of the award, the initial forms of which are filed as exhibits 10.2 and 10.3 hereto and are hereby incorporated by reference.

Subject to adjustment as provided in the Plan, the number of shares of common stock that may be issued or transferred pursuant to awards, or in payment of dividend equivalents paid with respect to awards made under the Plan may not exceed 3,033,000 in the aggregate, plus any shares of common stock relating to awards that expire, are forfeited or are cancelled under the Plan. In addition to the general limitation on the number of shares of common stock available under the Plan, the Plan provides for specific limits and other requirements for certain awards.

Grants of options, appreciation rights, performance shares and performance share units and restrictions on grants of restricted shares and restricted share units may be conditioned on the achievement of performance objectives, called “Management Objectives,” which are described in the Plan. Management Objectives may be described either in terms of company-wide objectives or objectives that are related to performance of the individual participant or of the division, subsidiary, department, region, function or other organizational unit in which the participant is employed.

Awards may provide for acceleration of exercisability or early termination of restrictions in the event of the death, disability or retirement of a participant, a change of control (as defined in the Plan) or, solely in the case of awards of restricted share units, a refinancing of the Company’s principal debt agreements.

Any evidence of an award under the Plan may provide (and the forms of agreement attached hereto do provide) that if a participant, if an employee either during employment or within a specified period after termination of employment, and if a consultant, during the period of consulting with the Company or a subsidiary or within a specified period thereafter, engages in any detrimental activity, as defined in the Plan, the participant must:

• return to the Company, in exchange for payment by the Company of any amount actually paid by the participant for the shares of common stock, all shares of common stock that the participant has not disposed of that were offered under the Plan within a specified period prior to the date of the commencement of the detrimental activity; and

• with respect to any shares of common stock so acquired that the participant has disposed of, pay to the Company in cash the difference between:

• any amount actually paid for the shares of common stock by the participant; and

• the market value per share of the shares of common stock on the date of the disposition.

Generally, a detrimental activity includes competing with the Company’s business, soliciting the Company’s employees, disclosing of confidential information and other specified conduct detrimental to the Company’s business.

The following awards of restricted share units were made to the executive officers indicated in the table below subject to stockholder approval of the Plan. On July 27, 2009, the date of the initial grant, the closing price per share of the common stock was $8.75.  One-half of the restricted stock units will vest in equal installments on July 27, 2010, 2011 and 2012, or earlier in the event of a change of control. One-third of the remaining one-half of the restricted stock units will vest on each of July 27, 2010, 2011 and 2012 if the Company is in compliance with the financial covenants in its senior secured credit facility and, notwithstanding such provisions, all of such remaining one-half will vest immediately if such facility is refinanced before July 27, 2012. These awards are evidenced by restricted share unit agreements, the forms of which are attached hereto as exhibits 10.2 and 10.3.

Name and Position	Dollar Value ($)(1)	Number of Units
Paul Carrico	$5,031,259	575,001
President and Chief Executive Officer

Gregory C. Thompson	$1,837,500	210,000
Chief Financial Officer

William H. Doherty	$831,259	95,001
Vice President—PVC Compounds

Mark J. Seal	$831,259	95,001
Vice President—Aromatics

Joel I. Beerman	$918,750	105,000
Vice President, General Counsel, and Secretary

Mark E. Buckis	$350,018	40,002
Vice President—Corporate Controller

(1) Based on the market value of the award on the date of grant of $8.75.

Item 8.01                                             Other Events.

On September 17, 2009, the Company issued a press release announcing that shareholders had approved a charter amendment to increase the number of authorized shares of common stock to 100 million, which caused the conversion of the convertible preferred stock, and announcing the approval of the Plan, as more fully described in the press release attached hereto as Exhibit 99.1, which is hereby incorporated by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

Number	Exhibit
10.1

Georgia Gulf Corporation 2009 Equity and Performance Incentive Plan (incorporated by reference to Annex B to the proxy statement in connection with its special meeting of stockholders, filed with the Securities and Exchange Commission on August 24, 2009).

10.2	Form of Restricted Share Unit Agreement
10.3	Form of Restricted Share Unit Agreement for Canadian Grantees
99.1	Press Release dated September 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA GULF CORPORATION

By:	/s/ Joel I. Beerman
Name:	Joel I. Beerman
Title:	Vice President, General Counsel and Secretary

Date:  September 18, 2009